Exhibit 99.1

Tribune Publishing Company Announces $44.4 Million Private Placement
Transaction With Merrick Media, LLC To Accelerate Strategic Initiatives

Michael W. Ferro, Jr. Appointed Non-Executive Chairman
Of Tribune Publishing Board Of Directors

Highlights:

•                  Investment to support Tribune Publishing’s ongoing strategic plan, including acquisitions and digital initiatives

•                  Board of Directors appoints Michael W. Ferro, Jr. as Director and Non-Executive Chairman of the Board of Directors

•                  Eddy W. Hartenstein, former Non-Executive Chairman, remains on the Tribune Publishing Board of Directors

•                  Company provides financial updates

•                  Preliminary 2015 Company Revenues expected to be in a range of $1.66 billion to $1.67 billion

•                  Full-year preliminary 2015 Adjusted EBITDA expected to be $154 million to $157 million

•                  Company ended fiscal year 2015 with $41 million of cash

•                  Board of Directors suspends quarterly cash dividend

CHICAGO, February 4, 2016 — Tribune Publishing Company (NYSE: TPUB) today announced it has completed a $44.4 million private placement transaction with Merrick Media, LLC that will enhance the Company’s position for pursuing strategic acquisitions and digital initiatives. Michael W. Ferro, Jr., Chairman and CEO of Merrick Media, joins the Tribune Publishing Board of Directors as Non-Executive Chairman.

Eddy W. Hartenstein, who has served as Non-Executive Chairman of Tribune Publishing since its spin-off from Tribune Media Company in August 2014, remains on the Tribune Publishing Board of Directors.

Commenting on the $44.4 million private placement transaction, Tribune Publishing Chief Executive Officer Jack Griffin said, “This transaction supports key elements of our ongoing strategic plan and provides our Company with additional capital to accelerate our growth strategies. We continue to evaluate growth opportunities where we can achieve measurable, value-enhancing synergies that drive financial contribution and maximize shareholder value.”

Eddy Hartenstein commented, “We are pleased to have Michael Ferro join our Board. He is a proven value creator, and his strong entrepreneurial business acumen enhances our ability to execute our strategic plan and grow the Company.”

Michael Ferro said, “I am excited to be working with the Company’s award-winning brands. I see tremendous upside to create value and put Tribune Publishing at the forefront of technology and content to benefit journalists and shareholders.”

Private Placement Transaction:

Tribune Publishing today announced that it has completed a $44.4 million private placement of common stock with Merrick Media, LLC.

The Company issued an aggregate of 5,220,000 shares of its common stock to Merrick Media, LLC for an aggregate purchase price of $44.4 million in a private placement transaction exempt from registration under the Securities Act of 1933, as amended. In connection with the investment, Merrick Media entered into customary standstill arrangements, including limitations on additional share acquisitions and an agreement to vote its shares in support of the nominees of the Board of Directors.

The closing of the private placement occurred on February 3, 2016. The Company intends to use proceeds from this issuance to execute further on its growth strategy, including strategic acquisitions and digital initiatives.

Morgan Stanley acted as financial advisor to Tribune Publishing on this transaction.

Michael W. Ferro, Jr. Named Chairman of the Board:

In connection with the private placement, Tribune Publishing has appointed Michael W. Ferro, Jr. to be its Non-Executive Chairman of the Board. Mr. Ferro is a recognized entrepreneur and technology innovator with a significant track record of leading companies that deliver significant value for shareholders.

In addition to his role at Merrick Media, LLC, Mr. Ferro also served as Director and Chairman of the Board of Chicago-based Merge Healthcare, Inc., where he oversaw the revitalization of the technology company and its highly successful sale last year to IBM.

Mr. Ferro is also the past Chairman, Chief Executive Officer and founder of Click Commerce, Inc. Under Mr. Ferro’s leadership, Click Commerce pioneered the market for Internet portals that drove the integration of disparate systems in numerous vertical markets.

Mr. Ferro is the former Chairman of the media and technology company Wrapports, LLC, whose investments include the Chicago Sun-Times, Chicago Reader and several high-growth digital businesses, such as themuse.com and thecube.com. Mr. Ferro will retain his economic interest in Wrapports, LLC. He has relinquished all operating involvement with the Chicago Sun-Times.

Tribune Publishing Preliminary Fiscal Year 2015 Financial Update:

•                  Preliminary Company Revenues are expected to be in a range of $1.66 billion to $1.67 billion

•                  Full-year preliminary 2015 Adjusted EBITDA is expected to be $154 million to $157 million(1)

•                  Company ended fiscal year 2015 with $41 million of cash

As of year-end 2015, digital metrics were as follows:

•                  December 2015 — all-time record of unique visitors at 51.2 million, according to comScore Media Metrix

•                  Total Digital Subscribers of 790,000 at year end, sequentially up 11% from 2015 third quarter

•                  Digital-only subscribers of 88,000 at year end, sequentially up 8% from 2015 third quarter

Common Stock Cash Dividend Policy Change:

The Company also announced today that the Board of Directors has suspended the Company’s quarterly common stock cash dividend. The Company currently intends to use the related cash savings to preserve financial flexibility while funding the Company’s growth strategy. Any future determination to declare and pay dividends will be made at the discretion of the Company’s Board of Directors after taking into account the Company’s financial results, capital requirements and other factors it may deem relevant. The Company will pay its previously declared fourth quarter dividend on February 11, 2016.

The Company will hold a conference call with investors at 9 a.m. CST on Thursday, February 4, 2016 regarding today’s announcement. CEO Jack Griffin and Chief Financial Officer Sandra Martin will be on the call to discuss the transaction.

To access the live webcast and view related materials, please visit investor.tribpub.com.

Participants can pre-register for the call using the following link: http://dpregister.com/10080490. Participants who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. For those who do not pre-register, please dial 1-866-777-2509 in the U.S. or 1-412-317-5413 internationally at least 10 minutes prior to the scheduled start. The conference call will be “listen only” for participants other than Tribune Publishing management and financial analysts.

The conference call will be available on-demand via the Investor Relations section of the Company’s website approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until February 11, 2016.

(1)  Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” below for more information.

To access the replay via telephone, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally, code 10080490.

About Tribune Publishing Company

Tribune Publishing Company (NYSE:TPUB) is a diversified media and marketing-solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing Company is headquartered in Chicago.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding its full-year 2015 financial results and use of proceeds from the private placement transaction. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Tribune Publishing’s actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s ability to complete, and realize benefits or synergies from, acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s reliance on third-party suppliers for various services; the Company’s ability to adapt to technological changes; adverse results from litigation, governmental investigations or tax-related proceedings or audits; execution and integration of management changes; the Company’s ability to attract and retain employees; the Company’s success in implementing expense mitigation initiatives, the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms, and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The expected financial results included in this report are preliminary and pending the completion of the Company’s financial closing and review procedures. As a result, there is a possibility that the Company’s final results will vary from the preliminary estimates and such differences could be material.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Tribune Publishing’s financial guidance, this press release includes references to Adjusted EBITDA. This is not a measure presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the term Adjusted EBITDA may vary from that of others in Tribune Publishing’s industry. Adjusted EBITDA should not be considered as an alternative to net income (loss), income from operations, revenues or any other performance measures derived in accordance with US GAAP as a measure of operating performance or liquidity.

Adjusted EBITDA is defined as net income before income taxes, interest income, interest expense, depreciation and amortization, income and losses from equity investments, corporate management fee from Tribune Media Company (formerly Tribune Company), pension credits, stock-based compensation, certain unusual and non-recurring items (including spin-related costs) and reorganization items. Tribune Publishing’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with Tribune Publishing’s Board of Directors concerning the company’s financial performance. Management believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the company’s business as a stand-alone company. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that Tribune Publishing is subject to in connection with certain credit facilities. Since not all companies use identical calculations, Tribune Publishing’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement Tribune Publishing’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect Tribune Publishing’s interest income and expense, or the requirements necessary to service interest or principal payments on Tribune Publishing’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

(TPUB-F)

CONTACT:
Investor Contacts:	Press Contacts:
Alex Rotonen, 469-528-9090	Matthew Hutchison, 312-222-3305
arotonen@tribpub.com	matt.hutchison@tribpub.com
or	or
Kimbre Neidhart, 469-528-9366	Dana Meyer, 312-222-3308
kneidhart@tribpub.com	dmeyer@tribpub.com

Source: Tribune Publishing Company

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